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                                                                    EXHIBIT 10.7


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is entered into as of the 1st day of December, 2002, by and between Pegasus Solutions, Inc., a Delaware corporation (the "Company") and Susan K. Cole (the "Executive").

         WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is essential and in the best interest of the Company and its stockholders to enter into this Agreement to retain the services of the Executive and to ensure his continued dedication and efforts; and

         WHEREAS, in order to induce the Executive to enter into and continue employment by the Company, the Company desires to provide the Executive with certain benefits during the term of his employment and, in the event his employment is terminated, to provide the Executive with the benefits and payments described herein.

         NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

1.       EMPLOYMENT TERM.

         The "Employment Term" commenced on May 7, 2001 (the "Effective Date") and shall expire on the fourth anniversary of the Effective Date provided that such term will be automatically renewed and extended indefinitely after the fourth anniversary of the Effective Date until terminated as provided herein, in the event Executive remains in the employ of the Company after the fourth anniversary of the Effective Date.

2.       EMPLOYMENT.

         (a) Subject to the provisions of Section 7 hereof, the Company agrees to continue to employ the Executive and the Executive agrees to remain in the employ of the Company during the Employment Term. During the Employment Term, the Executive shall be employed Executive Vice President and as the Chief Financial Officer of the Company. The Executive shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity. Executive shall also promote, by entertainment or otherwise, the business of the Company.

         (b) During the Employment Term, excluding periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during usual business hours to the business and affairs of the Company to the extent necessary to discharge the responsibilities assigned to the Executive hereunder. The Executive may (1) serve on corporate, civil or charitable boards or committees, (2) manage personal investments and
(3) deliver lectures and teach at educational institutions, so long as such activities do not constitute a conflict of interest, create issue of independence or significantly interfere with the performance of the Executive's responsibilities hereunder. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.



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3.       COMPENSATION.

         (a) Base Salary. Beginning on the Effective Date, the Company agrees to pay or cause to be paid to the Executive an annual base salary as mutually agreed, and as may be increased from time to time by the Compensation Committee of the Board (hereinafter referred to as the "Base Salary"). Such Base Salary shall be payable in accordance with the Company's customary practices applicable to its executives.

         (b) Annual Bonus. In addition to Base Salary, the Executive shall be awarded, for each fiscal year ending during the Employment Term, an annual discretionary bonus (the "Annual Bonus") in accordance with the terms and conditions of the bonus plan approved by the Compensation Committee. Any actual payment or award under such Annual Bonus plan, and the size of any payment or award, will be in accordance with the terms of the plan. Each such Annual Bonus shall be paid no later than the end of the third (3rd) month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus as may be permitted by the Company's Executive Deferred Compensation Plan.

         (c) Car Allowance. Executive shall be entitled to a car allowance of Seven Hundred Fifty Dollars ($750.00) per month for each month during the term of this Agreement. This section 3(c) shall terminate and be of no effect as of January 1, 2003.


4.       EMPLOYEE BENEFITS.

         During the Employment Term and beginning on the Effective Date, the Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company and made available to employees generally, including, without limitation, all pension, retirement, profit sharing, savings, medical, hospitalization, disability, dental, life or travel accident insurance benefit plans. Unless otherwise provided herein, the compensation and benefits under, and the Executive's participation in, such plans, practices and programs shall be on the same basis and terms as are applicable to employees of the Company generally, but in no event on a basis less favorable in terms of benefit levels and coverage than offered to other similarly situated executives of the Company. The Company may reduce benefit levels if such changes are part of broad-based changes in the Company's benefit programs offered generally to all employees. Notwithstanding the foregoing, except as otherwise set forth herein, nothing herein shall obligate the Company to adopt such plans, practices or programs.

5.       EXECUTIVE BENEFITS.

         (a) Executive shall be entitled to participate in the Company's Executive Deferred Compensation Plan, as approved and adopted by the Company's Board of Directors September 10, 2002 (the "Executive Deferred Compensation Plan") and all supplemental medical or life insurance or other bonus or incentive compensation plans applicable to executives of the Company; provided, however, the grant of a stock option or other form of stock compensation in any year is not guaranteed and will be dependent on the Board's evaluation of the Executive's performance. Unless otherwise provided herein, the compensation and benefits under, and the Executive's participation in, such plans shall be on the same basis and terms as other similarly situated executives of the Company. No additional compensation provided under any of such




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plans shall be deemed to modify or otherwise affect the terms of this Agreement or any of the Executive's entitlements hereunder. Notwithstanding the foregoing, except as otherwise set forth herein, nothing herein shall obligate the Company to adopt such plans, practices or programs.

         (b) Supplemental Executive Retirement Plan. The Executive shall be entitled to participate in the Company's Supplemental Executive Retirement Plan, as amended and approved by the Company's Board of Directors September 10, 2002, and as hereafter amended provided that Executive has agreed in writing to such amendment.

         (c) Stock Plans. Executive shall be entitled to participate in the Company's stock incentive plans, employee stock purchase plans and such other stock-related plans as may be applicable to executives of the Company.

         (d) Fringe Benefits and Perquisites. During the Employment Term, the Executive shall be entitled to all fringe benefits and perquisites generally made available by the Company to its executives. Effective January 1, 2003, Executive shall be entitled to participate in the Executive Benefits and Perquisite Plan approved and adopted by the Company's Board of Directors September 10, 2002 and as hereafter amended provided that Executive has agreed in writing to such amendment. Unless otherwise provided, the fringe benefits and perquisites provided to Executive shall be on substantially the same basis and terms as other similarly situated executives of the Company.

         (e) Expenses. The Executive shall be entitled to receive reimbursement of all expenses reasonably incurred in connection with the performance of Executive's duties hereunder or for promoting, pursuing or otherwise furthering the business or interests of the Company in accordance with the accounting procedures and expense reimbursement policies of the Company as it shall adopt from time to time.

6.       VACATION AND SICK LEAVE.

         During the Employment Term, at such reasonable times as the Board shall in its discretion permit, the Executive shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, provided that:

         (a) The Executive shall be entitled to annual vacation in accordance with the policies, if any, as periodically established by the Board.

         (b) The Executive shall be entitled to sick leave (without loss of pay) in accordance with the Company's policies, if any, as in effect from time to time.

7.       TERMINATION.

         During the Employment Term, the Executive's employment hereunder may be terminated under the following circumstances:

         (a) Cause. The Company may terminate the Executive's employment for "Cause". A termination of employment is for "Cause" if the Executive:



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(1)      has been convicted of or plead guilty or no contest to a felony; or

(2) intentionally engaged in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise or from which Executive derives an improper material personal benefit; provided, however, that no termination of the Executive's employment shall be for Cause as set forth in this clause (2) until:

         (i) there shall have been delivered to the Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in this clause (2) and specifying the particulars thereof in reasonable detail; and

         (ii) the Executive shall have been provided an opportunity to be heard by the Board (with the assistance of the Executive's counsel if the Executive so desires). No act, nor failure to act, on the Executive's part shall be considered "intentional" unless Executive has acted, or failed to act, with an absence of good faith and without a reasonable belief that Executive's action or failure to act was in the best interest of the Company.

(3) commits gross malfeasance or intentionally fails to perform the duties of the Executive's position; provided, however, the Company shall first notify the Executive in writing stating with reasonable specificity the action or inaction of the Executive which forms the basis for such notice and the Executive fails to cure such malfeasance or failure within ten (10) days of the date of such notice; or

(4) violates any valid non-competition or non-disclosure agreement or the Company's insider trading policy, if any.

         Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive after a Notice of Termination (as hereinafter defined) is given by the Executive shall constitute Cause for purposes of this Agreement.

         (b) Disability. The Company may terminate the Executive's employment after having established the Executive's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Executive's ability to substantially perform Executive's material duties under this Agreement which continues for a period of at least ninety (90) consecutive days. The Executive shall be entitled to the compensation and benefits provided for under this Agreement for any period during the Employment Term and prior to the Termination Date (as hereinafter defined) resulting from the Executive being unable to work due to a physical or mental infirmity and as otherwise provided in this Agreement in connection with Disability. Notwithstanding anything contained in this Agreement to the contrary, until the Termination Date (as hereinafter defined) specified in a Notice of Termination relating to the Executive's Disability, in the event the Executive is no longer under a Disability, the Executive will be entitled to return to Executive's position with the Company as set forth in this Agreement in which event no Disability of the Executive will be deemed to have occurred.

         (c) Good Reason.

                  (1) The Executive may terminate his employment for "Good Reason". For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the events or conditions described in subsections (i) through (vi) hereof:



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                           (i) If the Executive shall cease to be the employed
                           in the capacity as set forth in Section 2(a) above or upon the assignment to the Executive of any material duties or responsibilities which are inconsistent with Executive's position or responsibilities; or any removal of the Executive from or failure to reappoint or reelect Executive to any such offices or positions, except during a period of Disability or in connection with the termination of Executive's employment for Disability, Cause, as a result of his death, or by the Executive other than for Good Reason;

                           (ii) A reduction in the Executive's Base Salary or any failure to pay the Executive any compensation or benefits to which Executive is entitled within thirty
                           (30) days of the due date;

                           (iii) A Change of Control as hereinafter defined;

                           (iv) Any material breach by the Company of any provision of this Agreement; provided, however, the Executive shall first notify the Company in writing stating with reasonable specificity the breach by the Company and the Company fails to cure such breach within ten (10) days of the date of such notice;

                           (v) Any purported termination of the Executive's employment for Cause by the Company which is found by a court of competent jurisdiction or an arbitrator not to comply with the terms of Section 7(a); or

                           (vi) The failure of the Company to obtain an agreement, reasonably satisfactory to the Executive, from any successor or assign of the Company to assume and agree to perform this Agreement, as contemplated in Section 12 hereof.

                  (2) The Executive's right to terminate Executive's employment pursuant to this Section 7(c) shall not be affected by Executive's incapacity due to physical or mental illness.

         (d) Voluntary Termination. Upon thirty (30) days prior written notice, either the Executive or the Company may voluntarily terminate the Executive's employment hereunder at any time; provided, however, in the event of any such termination by the Company, the Company shall pay to the Executive the amounts set forth in Section 8(d) hereof.

8.       COMPENSATION UPON TERMINATION.

         Upon termination of the Executive's employment during the Employment Term, the Executive shall be entitled to the following benefits:

         (a) If the Executive's employment with the Company shall be terminated by the Company for Cause or by the Executive other than for Good Reason, the Company shall pay the Executive all amounts earned and accrued through the Termination Date but not paid as of the Termination Date, including:

                  (1) the Base Salary,



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                  (2) an amount equal to the Pro Rata Bonus. The "Pro Rata
                  Bonus" is an amount equal to the maximum bonus amount the Executive would have been entitled to in the fiscal year of the Termination Date multiplied by a fraction, the numerator of which is the number of days in such fiscal year through the Termination Date and the denominator of which is 365,

                  (3) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date,

                  (4) vacation pay, and

                  (5) sick leave (collectively, "Accrued Compensation").

         (b) If the Executive's employment with the Company shall be terminated by the Company for Disability, the Company shall pay the Executive all amounts earned or accrued through the Termination Date but not paid as of the Termination Date, including the Accrued Compensation. In addition, the Executive shall be entitled to the following:

                  (1) the Base Salary and all other benefits customarily received for a period of one (1) year from the Termination Date resulting from such Disability,

                  (2) an amount equal to the Pro Rata Bonus.

                  (3) payments as more specifically provided by the Supplemental Executive Retirement Plan and the Executive Deferred Compensation Plan, and

                  (4) one (1) additional year of vesting from the Termination Date of all stock option and restricted stock grants not then expired or terminated.

         (c) If the Executive's employment with the Company shall be terminated by reason of the Executive's death, the Company shall pay the Executive all amounts earned or accrued through the Termination Date but not paid as of the Termination Date, including the Accrued Compensation. In addition, the Company shall pay to the Executive's beneficiaries the following:

                  (1) the Base Salary and all other benefits customarily received for a period of one (1) year from the date of such death,

                  (2) an amount equal to the Pro Rata Bonus,

                  (3) payments as more specifically provided by the Supplemental Executive Retirement Plan and the Executive Deferred Compensation Plan, and

                  (4) one (1) additional year of vesting from the Termination Date of all stock option and restricted stock grants not then expired or terminated.


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         (d) If the Executive's employment with the Company shall be terminated by the Company voluntarily, without Cause or by the Executive for Good Reason, the Company shall pay to the Executive the following:

                  (1) all Accrued Compensation and a Pro Rata Bonus,

                  (2) the Company shall continue to pay the Executive as severance pay and in lieu of any further compensation (except as otherwise provided herein) a monthly payment for a period of twenty four (24) months following the Termination Date equal to the sum of (A) the Executive's monthly Base Salary in effect for the month immediately preceding the Termination Date and (B) one twelfth (1/12) of the Bonus. The "Bonus" is an amount equal to the maximum bonus amount the Executive would have been entitled to in the fiscal year of the Termination Date,

                  (3) during the twelve (12) month period immediately following the Termination Date (the "Continuation Period"), the Company shall at its expense continue on behalf of the Executive and Executive's dependents and beneficiaries the Executive Benefit and Perquisites Plan (except life and disability insurance, if any, will not be continued and "bridged" healthcare benefits will not be provided unless Executive has satisfied the requirement for "retirement" as defined in the plan) and the medical, dental and hospitalization benefits provided (A) to the Executive immediately prior to the Notice of Termination or (B) to other similarly situated executives who continue in the employ of the Company during the Continuation Period. Notwithstanding the immediately preceding sentence, the coverage, benefits and perquisites (including deductibles and costs) provided in this Section 8(d)(3) during the Continuation Period shall be no less favorable to the Executive and Executive's dependents and beneficiaries, than the coverages, benefits and perquisites in effect as of the Termination Date. The Company's obligation hereunder with respect to the foregoing coverages, benefits and perquisites shall terminate in the event the Executive obtains any such benefits (regardless of level and scope of coverage) pursuant to a subsequent employer's benefit plans. This Section 8(d)(3) shall not be interpreted as to limit any benefits to which the Executive, Executive's dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits,

                  (4) any outstanding stock options (including restricted stock and granted performance shares or units) granted to the Executive under any stock option plans or under any other incentive plan or arrangement shall become, as of the Termination Date, one hundred percent (100%) vested, and all restrictions on such grants shall be removed, and

                  (5) the Company shall reimburse to the Executive the costs of any outplacement services incurred by Executive, up to a maximum amount of Fifteen Thousand Dollars ($15,000.00).

         (e) The amounts provided for in Sections 8(a), 8(b)(2), 8(c)(2) and 8(d) (1) shall be paid within thirty (30) days after the Executive's Termination Date. Expenses incurred by




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Executive under Section 8(d)(5) shall be paid within thirty (30) days of receipt by the Company of a claim for reimbursement submitted by the Executive.

         (f) The Executive hereby acknowledges that full payment and/or performance by the Company of its obligations as set forth in Sections 8(a),
(b), (c) or (d) hereof shall be in lieu of any other remedy or cause of action the Executive may have, either at law or in equity, as a result of the termination of the Executive's employment pursuant to such sections.

9.       DEFINITIONS.

         (a) Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which indicates the specific termination provision in this Agreement, if any, relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Any purported termination by the Company or by the Executive shall be communicated by written Notice of Termination to the other. For purposes of this Agreement, no such purported termination of employment shall be effective without such Notice of Termination.

         (b) Termination Date. For purposes of this Agreement, "Termination Date" shall mean, in the case of the Executive's death, his date of death, or in all other cases, the date specified in the Notice of Termination subject to the following:

         (1) If the Executive's employment is terminated by the Company for Cause, the date of the Notice of Termination,

         (2) If the Executive's employment is terminated by the Company due to Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Executive, provided that the Executive shall not have returned to the full-time performance of Executive's duties during such period of at least thirty (30) days, and

         (3) If the Executive's employment is terminated for Good Reason, the date specified in the Notice of Termination shall be not more than thirty (30) days from the date the Notice of Termination is given to the Company.

         (c) Change of Control. For purposes of this Agreement, a "Change of Control" shall mean any of the following events:

         (1) An acquisition of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 12(d) or 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than any parent, subsidiary or affiliate of the Company (provided such parent, subsidiary or affiliate was not created to facilitate an acquisition transaction) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change of Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change of Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its





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         voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary") or (ii) the Company or its Subsidiaries,

         (2) The individuals who, as of the date of this Agreement is approved by the Board, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least one half (1/2) of the members of the Board; provided, however, that if the election, or nomination for election of any new director was approved by a vote of the members of the Board as provided by the Company's Bylaws, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange
         Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, or

         (3) A complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary or a parent in a Non-Control Acquisition).

10.      EXCISE TAX PAYMENTS.

         In the event of a determination that a portion of any payment or benefit to the Executive or for his benefit payable or distributable pursuant to the terms of this Agreement is or will be deemed to be an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code") (a "Payment" or "Payments"), the Company shall be responsible for the payment of any excise or similar tax assessed in connection therewith.

11.      NONCOMPETITION.

         (a) Except with the prior written consent of the Company authorized by a resolution adopted by the Board, for the period beginning upon the date hereof and ending on (i) in the event of the termination of the Executive's employment by the Executive for Good Reason pursuant to Section 7(c) or by the Company pursuant to Section 7(d) hereof and the Executive is receiving payments from the Company pursuant to Section 8(d) hereof, the date on which the last such payment is received; or (ii) in the event of the voluntary termination of the Executive's employment by the Executive pursuant to Section 7(d) hereof or termination by the Company for Cause, the date which is nine (9) months from the Termination Date; Executive shall not directly or indirectly as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor, or in any capacity whatsoever engage in, become substantially financially interested in, employed by or have any connection with, any business engaged principally in the processing of electronic hotel reservations or travel agent commissions or providing hotel property system services or providing hotel representation or marketing services in any country where the Company or any of its subsidiaries is then engaged in such business; provided, however, that Executive may own any securities of any corporation which is engaged in such business and is publicly traded stock or securities of such corporation.



                                      -9-
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         (b) Executive agrees that for a period of one (1) year following termination of employment with the Company, Executive will not solicit or in any manner encourage employees of the Company, its subsidiaries or parent to leave its employ.

         (c) In case one or more of the terms contained in subsections (a) or
(b) of this Section 11 shall for any reason become invalid, illegal, or unenforceable, such invalidity, illegality or unenforceability shall not affect any other terms herein, but such terms shall be deemed deleted and such deletion shall not affect the validity of the other terms of this section. In addition, if any one or more of the terms contained in subsections (a) or (b) of this
Section 11 shall for any reason be held to be excessively broad with regard to time, duration, geographic scope or activity that term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law.

12.      SUCCESSORS AND ASSIGNS.

         (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. The term "Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

         (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

13.      FEES AND EXPENSES.

         The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Executive as a result of the breach or default by the Company of the terms hereof.

14.      NOTICE.

         For purposes of this Agreement, notice and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third
(3rd) business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

15.      NON-EXCLUSIVITY OF RIGHTS.

         Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit




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

or reduce such rights as the Executive may have under any other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

16.      SETTLEMENT OF CLAIMS.

         The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off (except against amounts actually owed by the Executive to the Company as evidenced by promissory notes, loan agreements and similar documents executed by the Executive), counterclaim, defense, recoupment or other right which the Company may have against the Executive or others.

17.      MISCELLANEOUS.

         No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

18.      GOVERNING LAW.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without giving effect to the conflict of law principles thereof. Subject to Section 21 of this Agreement, any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in Dallas County, Texas.

19.      SEVERABILITY.

         The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provisions hereof shall not affect the validity or enforceability of the other provisions hereof.

20.      ENTIRE AGREEMENT.

         This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

21.      ARBITRATION.

         Any dispute or controversy arising out of or relating to this Agreement shall be determined and settled by arbitration in the City of Dallas, Texas, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association then in effect, and judgement upon the award rendered by the arbitrator may be entered in any court of




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

competent jurisdiction. Such arbitrator shall have no power to modify any of the provisions of this Agreement, and his or her jurisdiction is limited accordingly. A party requesting arbitration hereunder shall give ten (10) days' written notice to the other party to request such arbitration. Unless the arbitrator decides otherwise, the successful party in any such arbitration shall be entitled to reasonable attorneys' fees and costs associated with such arbitration. If the parties hereto cannot agree upon an arbitrator, then one shall be appointed by the governing office of the American Arbitration Association. Any arbitrator so appointed shall have extensive experience in a profession connected with the subject matter of the dispute. Whenever any action is required to be taken under this Agreement within a specified period of time and the taking of such action is materially affected by a matter submitted to arbitration, such period shall automatically be extended by the number of days plus ten (10) that are taken for the determination of that matter by the arbitrator.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its Chairman of the Board or Chairman of the Compensation Committee and the Executive has executed this Agreement as of the date and year first above written.

PEGASUS SOLUTIONS, INC.                     EXECUTIVE:


By:                                         By:
         -----------------------------          -------------------------------
                                                         Susan K. Cole
Print:
         -----------------------------
Title:
         -----------------------------


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